UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report September 11, 2023
(Date of earliest event reported)

Enservco Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36335	84-0811316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14133 County Road 9½
Longmont, Colorado 80504

(Address of principal executive offices) (Zip Code)

(303) 333-3678
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.005 par value	ENSV	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On September 11, 2023, Enservco Corporation (the “Company”) and its wholly-owned subsidiary Heat Waves Hot Oil Service LLC (together with the Company, the “Purchaser” ) entered into and closed on an Asset Purchase Agreement (the “Asset Purchase Agreement”) with OilServ, LLC, a Delaware limited liability company (the “Owner”), and its wholly-owned subsidiaries, Rapid Hot Flow, LLC, a Colorado limited liability company and Rapid Pressure Services, LLC, a Delaware limited liability company (together, the “Sellers” and with the Owner, the “Selling Parties”), pursuant to which Purchaser agreed to acquire certain assets and assume certain liabilities of Sellers relating to its business of providing frac water heating services to the oil and gas industry in Ohio, Pennsylvania and West Virginia (the “Assets”).

In consideration for the purchase of the Assets, the Company issued to the Owner 2,939,133 shares of the Company’s common stock (based on $0.3598 per share, which is the volume-weighted average price of the common stock for the 10 day period immediately preceding the closing date), of which 10% was deposited in escrow to satisfy the Selling Parties’ indemnifications obligations, if any, under the Asset Purchase Agreement. Under the Asset Purchase Agreement, the Company has agreed to file a registration statement with the SEC for the purpose of registering for resale the shares issued pursuant to the Asset Purchase Agreement. The Company is required to file such registration statement with the SEC within 60 days following the closing date.

The Asset Purchase Agreement contains customary representations, warranties, and covenants by each party. The Asset Purchase Agreement also contains post-closing indemnification rights for each of the Purchaser and Selling Parties for breaches of representations and warranties, covenants, as well as certain other matters, subject to certain specified limitations.

In connection with Asset Purchase Agreement, the Company entered into a two year employment agreement with Mike Lade, the former President and Chief Financial Officer of Rapid Hot Flow, LLC., to serve as Senior Vice President of the Company. As an inducement to his employment, the Company agreed to issue Mr. Lade options to acquire 250,000 share so the Company’s Common Stock at an exercise price of $.41 per share with 50% of such options vesting January 1, 2024 and the balance vesting January 1, 2025.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated by reference herein.

Note Purchase Agreement

On September 11, 2023 pursuant to a Note Purchase Agreement (the “Note Purchase Agreement”), the Company issued Convertible Promissory Notes (the “New Convertible Notes”) in the aggregate principal amount of $125,000 to Angel Capital Partners, LP (“Angel Capital”), an entity owned by Stephen D. Scott who is a principal of the Owner, and in aggregate principal amount of $187,500 to Equigen II, LLC (“Equigen”), an entity owned by Steven A. Weyel who is a principal of the Owner.. The Company expects to use the gross proceeds for general corporate purposes.

The Note Purchase Agreement contains certain covenants, including a covenant that, without the written approval of the holders of greater than 75% of the principal amount of the New Convertible Notes, restricts the Company’s ability to (a) incur any debt which is senior or pari passu to the New Convertible Notes, or (b) issue any securities subject to certain exceptions. In addition, the Company agreed to appoint Steven A. Weyel to the Board of Directors upon execution of the Asset Purchase Agreement.

Also on September 11, 2023, pursuant to the terms of certain promissory notes previously issued by the Company on September 1, 2023 (the “Prior Convertible Notes”), Cross River Partners, LP (“Cross River”), an entity controlled by Richard Murphy, our Chief Executive Officer and Chairman, exchanged its Prior Convertible Note in the aggregate principal amount of $750,000 for a New Convertible Note with the same principal amount, and Kevin Chesser , a director of the Company, exchanged his Prior Convertible Note in the aggregate principal amount of $50,000 for a New Convertible Note with the same principal amount.

Under the Note Purchase Agreement, within 45 days after the closing of the issuance of the New Convertible Notes, Cross River agreed to purchase an additional $250,000 in aggregate principal amount of New Convertible Notes, provided that Equigen and Angel Capital contemporaneously invest an additional $312,500 in aggregate principal amount of New Convertible Notes. The Company may issue New Convertible Notes representing up to the remaining balance of the maximum principal amount of $3,000,000 to additional investors

The New Convertible Notes have an eighteen (18) month term and accrue interest at 16.00% per annum. All outstanding principal and interest on the New Convertible Notes is due on the eighteen (18) month anniversary of their issuance (the “Maturity Date”). The Company is required to make interest only payments on a quarterly basis at the end of each calendar quarter, beginning with the quarter ending December 31, 2023. The first quarterly interest payment is payable in shares of the Company’s common stock based on the five (5) day moving average of the closing sales price of the common stock on the NYSE American immediately prior to December 31, 2023. For calendar quarters beginning March 31, 2024, the Company is required to make quarterly interest payments in cash within ten (10) days of the close of the quarter. The New Convertible Notes may not be prepaid by the Company.

If the Company closes on a new offering of equity securities (the “Equity Financing”) of a minimum of $5,000,000 before the Maturity Date, then, subject to any NYSE American shareholder approval requirements, the principal amount, together with all accrued but unpaid interest of the New Convertible Notes, will automatically convert into shares of the same class and type at the same price and on the same terms and provisions as the securities issued to the other participants in the Equity Financing on the closing date of such Equity Financing; provided, however, at the option of the holder, the New Convertible Notes may convert into such equity, (a) at $0.50 per share if the security sold in the Equity Financing is common stock or (b) at a share price which is 25% less than the lowest price per share of shares sold in the Equity Financing. Subject to any NYSE American shareholder approval requirements, the holders may convert their Convertible Notes at any time into the Company’s common stock at a conversion price of $0.50 per share.

If a change of control of the Company or a sale substantial portion of any of its assets occurs prior to the Maturity Date, the holder may elect to receive either (i) the principal amount plus accrued interest plus a premium that is equal to 25% of the principal amount or (ii) the right to convert the principal amount plus accrued but unpaid interest into the Company’s common stock at a conversion price equal to a 25% discount to the five (5) day moving average of the closing sales price of the common stock on the NYSE American immediately prior to the transaction which results in a change of control of the Company.

The foregoing description of the Note Purchase Agreement and New Convertible Notes does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Note Purchase Agreement and the form of the New Convertible Note, which are attached as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Note Purchase Agreement in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 is incorporated herein by reference into this Item 3.02. The shares of common stock issued pursuant to the Asset Purchase Agreement and the New Convertible Notes were issued to accredited investors without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2023, the Board of Directors of the Company expanded the size of the Board to five directors and, in accordance with the Note Purchase Agreement, elected Steve Weyel as a director of the Company. For his services as a non-employee director of the Company, Mr. Weyel is entitled to quarterly payments of $12,500 the amount authorized in 2023 as compensation for independent members of the Board of Directors and is entitled on January 1 of each year, starting January 1, 2024 to an equity grant of the Company’s Common Stock equal to30,000 .

Steven A. Weyel served as Chief Executive Officer and Chairman of EnVen since 2015 until the merger of EnVen with Talos Energy (NYSE:TALO) in February 2023. Mr. Weyel was also a member of the Board of Directors of Energy Ventures GoM Holdings, LLC, its predecessor from July 2014 until November 2015. Previously, Mr. Weyel served as Chief Executive Officer of EnVen Energy Ventures, LLC since January 2013. Mr. Weyel is the founder and current Chairman of Equigen, LLC, an equity investment company focused on emerging market energy infrastructure and services. Until 2016, Mr. Weyel served on the Board of Directors of Rooster Energy Ltd., an integrated oil and natural gas company with an exploration and production business and a division which is a leading downhole and subsea well intervention and plugging and abandonment service provider. Mr. Weyel also formerly served as a director of Bahamas Petroleum Company PLC (AIM: “BPC”) from July 2011 through August 2014. Mr. Weyel co-founded and served as President, Chief Operating Officer and Director of Energy XXI (Bermuda) Limited (NASDAQ: EXXI) from its inception in October 2005 until August 2010. Mr. Weyel co-founded and served as a Principal, President and Chief Operating Officer of EnerVen LLC, a developer and supporter of strategic ventures in the emerging energy industry. From 1999 to 2002, Mr. Weyel served as President, Chief Operating Officer and Director of InterGen North America, a Shell-Bechtel joint venture that developed and operated large-scale independent power projects and managed gas pipelines, gas storage and associated energy commodity transactions in the merchant gas and power business. From 1994 to 1999, Mr. Weyel served in various executive leadership positions at Dynegy, Inc. including Executive Vice President—Integrated Energy and Senior Vice President—Power Development. Mr. Weyel currently serves on the Board of Directors of National Ocean Industries Association. Mr. Weyel earned a Master’s degree in Business Administration from the University of Texas at Austin and a Bachelor of Science in Industrial Distribution from Texas A&M University College of Engineering.

Item 9.01	Exhibits.

(d) Exhibits

Press releases attached hereto as Exhibit 99.1 and 99.2, and are incorporated herein by reference.

Exhibit Number	Description
10.1
Asset Purchase Agreement dated as of September 11, 2023 among Enservco Corporation and Heat Waves Hot Oil Service LLC as Purchaser, and OilServ, LLC, Rapid Hot Flow, LLC and Rapid Pressure Services, LLC as the Selling Parties.

10.2	Note Purchase Agreement effective as of September 11, 2023 by among Enservco Corporation and the investors named therein
10.3	Form of New Convertible Note dated September 11, 2023
99.1	Press Release dated September 11, 2023
99.2	Press Release dated September 15, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on September 15, 2023.

Enservco Corporation

By:	/s/ Richard A. Murphy
Richard A. Murphy, Chair and CEO